                                                                    EXHIBIT 23.a

                             ARTHUR ANDERSEN LLP

                     Independent Public Accountants Report

To the Board of Directors of
Saul Centers, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 8, 1999 included in Saul Centers, Inc. Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.

                                                         /s/ Arthur Andersen LLP

Washington, DC
June 29, 1999